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                                                                    Exhibit 10.2

                                                                   April 1, 2003



Noto Holdings LLC
342 West Putnam Avenue
Greenwich, CT  07840


         RE:      UAG Connecticut I, LLC (the "Company")



Gentlemen:

         This letter is provided in connection with Noto Holdings LLC ("Noto") acquisition of a membership interest in the Company pursuant to the First Amended and Restated Limited Liability Company Agreement (the "Agreement") dated March 1, 2001 by and between Noto and UAG Connecticut, LLC ("UAG").

         UAG covenants to Noto that if UAG intends to enter into an agreement (the "Proposed Sale Agreement") to sell, assign, transfer or otherwise dispose of its Percentage Interest to a third party purchaser (the "Transaction") which, as a result of such Transaction, Penske Corporation, or an Affiliate thereof, would no longer have Control of the Company, then Noto shall have the right to sell its Percentage Interest to such third party purchaser as part of the Transaction. The purchase price for Noto's Percentage Interest shall be equal to the purchase price for UAG's Percentage Interest adjusted on a pro rata basis taking into account Noto's and UAG's Voting Interest ownership in the Company.

         UAG shall provide Noto with a written copy of a Proposed Sale Agreement, and Noto shall provide UAG with written notice within seven (7) days thereafter should it wish to become a party to the Proposed Sale Agreement upon the terms set forth in the Proposed Sale Agreement which shall include the purchase price terms for Noto's Voting Interest set forth above.

         Capitalized words and terms not otherwise defined herein shall have the definitions and meanings ascribed to them by the Agreement.

         This letter constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes any prior agreement or understanding among them including, but not limited to, a certain letter dated March 1, 2001, with respect to such subject matter.


                                                  UAG CONNECTICUT, LLC



                                                  /s/ Robert H. Kurnick, Jr.
                                                  ------------------------------
                                                  By:  Robert H. Kurnick, Jr.
                                                  Its:  Secretary

AGREED:
NOTO HOLDINGS LLC



/s/ Lucio A. Noto
----------------------
By: Lucio A. Noto
Its:  Member